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                                                                  EXH. 99.10(b)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 2-74959 on Form N-1A of our report dated April1 16, 2007 on the financial statements and financial highlights of MFS Diversified Income Fund, a series of MFS Series Trust XIII, included in the Fund's 2007 Annual Report to Shareholders.

ERNST & YOUNG LLP
-------------------------
Ernst & Young LLP

Boston, Massachusetts
April 24, 2007